TRANSFER, DIVIDEND DISBURSING, SHAREHOLDER SERVICE
                           AND PLAN AGENCY AGREEMENT

         THIS AGREEMENT effective as of July 1, 1996 by and between FREMONT MUTUAL FUNDS, INC., a Maryland corporation (the "Company"), and FREMONT INVESTMENT ADVISORS, INC., a California corporation (the "T/A").

                               WITNESSETH THAT:

         WHEREAS, the Company has been organized to operate as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Company desires to appoint the T/A as its transfer agent, dividend disbursing agent, shareholder service agent, plan agent and shareholder purchase and redemption agent, and the T/A is willing to act in such capacities upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.   APPOINTMENT OF TRANSFER AGENT.

              The T/A is hereby appointed transfer agent for the shares of the Company and dividend disbursing agent for the Company and shall also act as plan agent, shareholder service agent and purchase and redemption agent for shareholders of the Company, and the T/A accepts such appointment and agrees to act in such capacities under the terms and conditions set forth herein.

         2.   DOCUMENTATION.

              The Company will furnish from time to time the following documents:

              A. Each resolution of the Board of Directors of the Company authorizing the original issue of its shares;

              B. Each Registration Statement filed with the Securities and Exchange Commission and amendments thereof;

              C. A certified copy of each amendment to the Articles of Incorporation and the Bylaws of the Company;

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              D.  Certified copies of each resolution of the Board of Directors authorizing officers to give instructions to the T/A;

              E. Specimens of all new forms of share certificates accompanied by Board of Directors' resolutions approving such forms;

              F. Such other certificates, documents or opinions which the T/A may, in its discretion, deem necessary or appropriate in the proper performance of its duties;

              G.  Copies of all Underwriting and Dealer Agreements in effect;

              H.  Copies of all Advisory Agreements in effect; and

              I. Copies of all documents relating to special investment or withdrawal plans which are offered or may be offered in the future by the Company and for which the T/A is to act as plan agent.

         3.   T/A TO RECORD SHARES.

              The T/A shall record the issuance of shares of the Company and maintain pursuant to applicable rules of the Securities and Exchange Commission a record of the total number of shares of the Company which are authorized, issued and outstanding, based upon data provided to it by the Company. The T/A shall also provide the Company on a regular basis or upon reasonable request the total number of shares which are authorized, issued and outstanding, based upon data provided to it by the Company. The T/A shall also provide the Company on a regular basis or upon reasonable request the total number of shares which are authorized, issued and outstanding, but shall have no obligation when recording the issuance of the Company's shares, except as otherwise set forth herein, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole responsibility of the Company.

         4.   T/A TO VALIDATE TRANSFERS.

              Upon receipt of a proper request for transfer and upon surrender to the T/A of certificates, if any, in proper form for transfer, the T/A shall approve such transfer and shall take all necessary steps to effectuate the transfer as indicated in the transfer request. Upon approval of the transfer, the T/A shall notify the Company in writing or by computer report of each such transaction and shall make appropriate entries on the shareholder records maintained by the T/A.

         5.   SHARE CERTIFICATES.

              If the Company authorizes the issuance of share certificates and an investor requests a share certificate, the T/A will countersign and mail, by first class mail, a share certificate to the investor at his address as set forth on the transfer books of the Company, subject to any

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other instructions for delivery of certificates representing newly purchased shares and subject to the limitation that no certificates representing newly purchased shares shall be mailed to the investor until the cash purchase price of such shares has been collected and credited to the account of the Company maintained by the Custodian. The Company shall supply the T/A with a sufficient supply of blank share certificates and from time to time shall renew such supply upon request of the T/A. Such blank share certificates shall be properly signed, manually or, if authorized by the Company, by facsimile; and notwithstanding the death, resignation or removal of any officers of the Company authorized to sign share certificates, the T/A may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Company. In case of the alleged loss or destruction of any share certificate, no new certificate shall be issued in lieu thereof, unless there shall first be furnished an appropriate bond satisfactory to the T/A and the Company, and issued by a surety company satisfactory to the T/A and the Company.

         6.   RECEIPT OF FUNDS.

              Upon receipt of any check or other instrument drawn or endorsed to it as agent for, or identified as being for the account of, the Company or the principal underwriter of the Company (the "Underwriter"), the T/A shall stamp the check or instrument with the date of receipt, determine the amount thereof due the Company and the Underwriter, respectively, and shall forthwith process the same for collection. Upon receipt of notification of receipt of funds eligible for share purchases, the T/A shall notify the Company, at the close of each business day, in writing of the amount of said funds credited to the Company and deposited in its account with the Custodian.

         7.   PURCHASE ORDERS.

              Upon receipt of a check or other order for the purchase of shares of the Company, accompanied by sufficient information to enable the T/A to establish a shareholder account, the T/A shall, as of the next determination of net asset value after receipt of such order in accordance with the Company's then current prospectus and statement of additional information, compute the number of shares due to the shareholder, credit the share account of the shareholder, subject to collection of the funds, with the number of shares so purchased, shall notify the Company in writing or by computer report at the close of each business day of such transactions and shall mail to the shareholder and/or dealer of record a notice of such credit.

         8.   RETURNED CHECKS.

              In the event that the T/A is notified by the Company's Custodian that any check or other order for the payment of money is returned unpaid for any reason, the T/A will:

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              A.  Give prompt notification to the Company and the Underwriter of the non-payment of said check;

              B. In the absence of other instructions from the Company or the Underwriter, take such steps as may be necessary to redeem any shares purchased on the basis of such returned check and cause the proceeds of such redemption plus any dividends declared with respect to such shares to be credited to the account of the Company and to request the Company's Custodian to forward such returned check to the person who originally submitted the check; and

              C. Notify the Company of such actions and correct the Company's records maintained by the T/A pursuant to this Agreement.

         9.   DIVIDENDS AND DISTRIBUTIONS.

              The Company shall furnish the T/A with appropriate evidence of director action authorizing the declaration of dividends and other distributions. The T/A shall establish procedures in accordance with the Company's then current prospectus and statement of additional information and with other authorized actions of the Company's Board of Directors under which it will have available from the Custodian of the Company or the Company any required information for each dividend and other distribution. After deducting any amount required to be withheld by any applicable laws, the T/A shall, as agent for each shareholder who so requests, invest the dividends and other distributions in full and fractional shares in accordance with the Company's then current prospectus and statement of additional information. If a shareholder has elected to receive dividends or other distributions in cash, then the T/A shall disburse dividends to shareholders of record in accordance with the Company's then current prospectus and statement of additional information. The T/A shall notify the Company and the Custodian of the estimated amount of cash required to pay such dividend or distribution, and the Company shall instruct the Custodian to make available sufficient funds therefor in the appropriate account of the Company. The T/A shall mail to the shareholders periodic statements, as requested by the Company, showing the number of full and fractional shares and the net asset value per share of shares so credited. The T/A shall prepare and file with the Internal Revenue Service, and when required, shall address and mail to shareholders, such returns and information relating to dividends and distributions paid by the Company as are required to be so prepared, filed and mailed by applicable laws, rules and regulations.

         10.      UNCLAIMED DIVIDENDS AND UNCLAIMED REDEMPTION PROCEEDS.

              The T/A shall, at least annually, furnish in writing to the Company the names and addresses, as shown in the shareholder accounts maintained by the T/A, of all shareholders for which there are, as of the end of the calendar year, dividends, distributions or redemption proceeds

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for which checks or share certificates mailed in payment of distributions have been returned. The T/A shall use its best efforts to contact the shareholders affected and to follow any other written instructions received from the Company concerning the disposition of any such unclaimed dividends, distributions or redemption proceeds.

         11.      REDEMPTIONS AND EXCHANGES.

              A. The T/A shall process, in accordance with the Company's then current prospectus and statement of additional information, each order for the redemption of shares accepted by the T/A. Upon its approval of such redemption transactions, the T/A shall mail to the shareholder and/or dealer of record a confirmation showing trade date, number of full and fractional shares redeemed, the price per share and the total redemption proceeds. For such redemption, the T/A shall either: (a) prepare checks in the appropriate amounts for signature by an authorized officer of the T/A and mail the checks to the appropriate person, or (b) in the event redemption proceeds are to be wired through the Federal Reserve Wire system or by bank wire, cause such proceeds to be wired in federal funds to the bank account designated by the shareholder, or (c) effectuate such other redemption procedures which are authorized by the Company's Board of Directors or its then current prospectus and statement of additional information. The requirements as to instruments of transfer and other documentation, the applicable redemption price and the time of payment shall be as provided in the then current prospectus and statement of additional information, subject to such supplemental instructions as may be furnished by the Company and accepted by the T/A. If the T/A or the Company determines that a request for redemption does not comply with the requirements for redemptions, the T/A shall promptly notify the shareholder and/or dealer of record indicating the reason therefor.

              B. If shares of the Company are eligible for exchange with shares of any other investment company, the T/A, in accordance with the then current prospectus and statement of additional information and exchange rules of the Company and such other investment company, or such other investment company's transfer agent, shall review and approve all exchange requests and shall, on behalf of the Company's shareholders, process such approved exchange requests.

              C. The T/A shall notify the Custodian on each business day of the amount of cash required to meet payments made pursuant to the provisions of this Paragraph 11, and, on the basis of such notice, the Company shall give standing instructions to the Custodian to make available sufficient funds therefor in the appropriate account of the Company. Procedures for effecting redemption orders accepted from shareholders or dealers of record by telephone or other methods shall be established by mutual agreement between the T/A and the Company consistent with the then current prospectus and statement of additional information.

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              D. The authority of the T/A to perform its responsibilities under Paragraph 7, Paragraph 9 and this Paragraph 11 shall be suspended upon receipt of notification by it of the suspension of the determination of the Company's net asset value.

         12.      AUTOMATIC WITHDRAWAL PLANS.

              The T/A will process automatic withdrawal orders pursuant to the provisions of the withdrawal plans duly executed by shareholders and the current prospectus and statement of additional information of the Company. Payments upon such withdrawal order shall be made by the T/A from the appropriate account maintained by the Company with the Custodian on approximately the last business day of each month in which a payment has been requested, and the T/A will withdraw from a shareholder's account and present for repurchase or redemption as many shares as shall be sufficient to make such withdrawal payment pursuant to the provisions of the shareholder's withdrawal plan and the current prospectus and statement of additional information of the Company. From time to time on new automatic withdrawal plans a check for payment date already past may be issued upon request by the shareholder.

         13.      WIRE-ORDER PURCHASES.

              The T/A will send written confirmations to the dealers of record containing all details of the wire-order purchases placed by each such dealer by the close of business on the business day following receipt of such orders by the T/A or the Underwriter. Upon receipt of any check drawn or endorsed to the Company (or the T/A, as agent) or otherwise identified as being payment of an outstanding wire-order, the T/A will stamp said check with the date of its receipt and deposit the amount represented by such check to the T/A's deposit accounts maintained with the Custodian. The T/A will compute the respective portions of such deposit which represent the sales charge, if any, and the net asset value of the shares so purchased, will cause the Custodian to transfer federal funds in an amount equal to the net asset value of the shares so purchased to the Company's account with the Custodian, and will notify the Company and the Underwriter before noon of each business day of the total amount deposited in the Company's deposit accounts, and in the event that payment for a purchase order is not received by the T/A or the Custodian on the tenth business day following receipt of the order, prepare an NASD "notice of failure of dealer to make payment" and forward such notification to the Underwriter.

         14.      OTHER PLANS.

              The T/A will process such accumulation plans, group programs and other plans or programs for investing in shares of the Company as are now provided for in the Company's current prospectus and statement of additional information and will act as plan agent for shareholders

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pursuant to the terms of such plans and programs duly executed by such shareholders.

         15.      BOOKS AND RECORDS.

              The T/A shall maintain records for each shareholder account showing the following:

              A.  Names, addresses and tax identifying numbers;

              B.  Name of the dealer of record;

              C.  Number of shares held of each series;

              D. Historical information regarding the account of each shareholder, including dividends and distributions in cash or invested in shares;

              E. Information with respect to the source of all dividends and distributions allocated among income, realized short-term gains and realized long-term gains;

              F. Any instructions from a shareholder including all forms furnished by the Company and executed by a shareholder with respect to (i) dividend or distribution elections and (ii) elections with respect to payment options in connection with the redemption of shares;

              G. Any correspondence relating to the current maintenance of a shareholder's account;

              H. Certificate numbers and denominations for any shareholder holding certificates;

              I. Any stop or restraining order placed against a shareholder's account;

              J. Information with respect to withholding in the case of a foreign account or any other account for which withholding is required by the Internal Revenue Code of 1986, as amended; and

              K. Any information required in order for the T/A to perform the calculations contemplated under this Agreement.

              All of the records prepared and maintained by the T/A pursuant to this Agreement will be the property of the Company. In the event this Agreement is terminated, all records shall promptly be delivered to the Company or to any person designated by the Company at the Company's expense, notwithstanding the resolution of fee matters under Sections 23

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and 24,and the T/A shall be relieved of responsibility for the preparation and maintenance of any such records delivered to the Company or any such person.

         16.      TAX RETURNS AND REPORTS.

              The T/A will prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies and, if required, mail to shareholders of the Company such returns for reporting dividends and distributions paid by the Company as are required to be so prepared, filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.

         17.      OTHER INFORMATION TO THE COMPANY.

              Subject to such instructions, verification and approval of the Custodian and the Company as shall be required by any agreement or applicable law, the T/A will also maintain such records as shall be necessary to furnish to the Company the following: annual shareholder meeting lists, proxy lists and mailing materials, shareholder reports and confirmations and checks for disbursing redemption proceeds, dividends and other distributions or expense disbursements.

         18.      ACCESS TO SHAREHOLDER INFORMATION.

              Upon request, the T/A shall arrange for the Company's investment adviser to have direct access to shareholder information contained in the T/A's computer system, including account balances, performance information and such other information which is available to the T/A with respect to shareholder accounts.

         19.      COOPERATION WITH ACCOUNTANTS.

              The T/A shall cooperate with the Company's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Company.

         20.      SHAREHOLDER SERVICE AND CORRESPONDENCE.

              The T/A, to the reasonable satisfaction of the Company, will provide and maintain adequate personnel, records and equipment to receive and answer all shareholder and dealer inquiries relating to account status, share purchases, redemptions and exchanges and other investment plans available to Company shareholders. The T/A will answer written correspondence from shareholders relating to their share accounts and such other written or oral inquiries as may from time to time be mutually agreed upon, and the T/A will notify the Company of any correspondence or inquiries which may require an answer from the Company.

         21.      PROXIES.

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              The T/A shall assist the Company in the mailing of proxy cards and other material in connection with shareholder meetings of the Company, shall receive, examine and tabulate returned proxies and shall, if requested by the Company, provide at least one inspector of election to attend and participate as required by law in shareholder meetings of the Company.

         22.      FURTHER ACTIONS.

              Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         23.      FEES AND CHARGES.

              For performing its services under this Agreement, each series of the Company shall pay the T/A in accordance with the schedule attached hereto as Schedule A. Fees shall be paid monthly in arrears. The Company shall promptly reimburse the T/A for any out of pocket expenses which are to be paid by the Company in accordance with Paragraph 24.

         24.      EXPENSES.

              The T/A shall furnish, at its expense and without cost to the Company (i) the services of its personnel to the extent that such services are required to carry out its obligations under this Agreement and (ii) use of data processing equipment. All costs and expenses not expressly assumed by the T/A under this Paragraph 24 shall be paid by the Company, including, but not limited to costs and expenses for postage, envelopes, checks, drafts, continuous forms, reports, communications, statements and other materials, telephone, telegraph and remote transmission lines, use of outside mailing firms, necessary outside record storage, media for storage of records (e.g., microfilm, microfiche, computer tapes), printing, confirmations and any other shareholder correspondence and any and all assessments, taxes or levies assessed on the T/A for services provided under this Agreement.

         25.      COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

              The parties hereto acknowledge and agree that nothing contained herein shall be construed to require the T/A to perform any services for the Company which services could cause MGF to be deemed an "investment adviser" of the Company within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the prospectus or statement of additional information of the Company or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by the T/A, the Company assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction. The T/A agrees to meet all standards of service and all

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other standards required of transfer agents under the Securities Exchange Act of 1934, as amended.

         26.      REFERENCES TO THE T/A.

              The Company shall not circulate any printed matter which contains any reference to the T/A without the prior written approval of the T/A, excepting solely such printed matter as merely identifies the T/A as Transfer, Shareholder Servicing and Dividend Disbursing Agent. The Company will submit printed matter requiring approval to the T/A in draft form, allowing sufficient time for review by the T/A and its counsel prior to any deadline for printing.

         27.      EQUIPMENT FAILURES.

              In the event of equipment failures beyond the T/A's control, the T/A shall take all steps necessary to minimize service interruptions but shall have no liability except in the event of an equipment failure which occurs in connection with the negligence of the T/A. The T/A shall endeavor to enter into one or more agreements making provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         28.      INDEMNIFICATION.

              A. The T/A may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither the T/A nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Company in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of the T/A under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of the T/A under this Agreement.

              B. Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless the T/A, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the T/A may sustain or incur or which may be asserted against the T/A by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by the T/A in good faith in reliance upon any certificate, instrument, order or share certificate believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Company or upon the opinion of legal counsel for the Company or its own counsel; or (ii) any action taken or omitted to be taken by the T/A in connection with its

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appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of the T/A or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

         C. Notwithstanding any other provision of this Agreement, the T/A shall indemnify and hold harmless the Company, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities of any and every nature which the Company may sustain or incur on which may be asserted against the Company by any person by reason of, or as a result of, gross negligence, willful misconduct or bad faith on the part of MGF or its directors, officers, employees, agents or shareholders, or reckless disregard of its or their own duties hereunder.

         29.      TERMINATION.

              A. The provisions of this Agreement shall be effective on the date first above written, shall continue in effect for two years from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by the T/A, (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Company's directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (3) by vote of a majority of the Company's Board of Directors or a majority of the Company's outstanding voting securities.

              B. Either party may terminate this Agreement after the initial term by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, the Company shall pay to the T/A such compensation as may be due as of the date of such termination, and shall likewise reimburse the T/A for any out-of-pocket expenses and disbursements reasonably incurred by the T/A to such date.

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              C. In the event that in connection with the termination of this
Agreement a successor to any of the T/A's duties or responsibilities under this Agreement is designated by the Company by written notice to the T/A, the T/A shall, promptly upon such termination and at the expense of the Company, transfer all records maintained by the T/A under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from the T/A's cognizant personnel in the establishment of books, records and other data by such successor.

         30.      SERVICES FOR OTHERS.

              Nothing in this Agreement shall prevent the T/A or any affiliated person (as defined in the 1940 Act) of the T/A from providing services for any other person, firm or corporation (including other investment companies); provided, however, that the T/A expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Company under this Agreement.

         31.      MISCELLANEOUS.

              The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         32.      SEVERABILITY.

              In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

         33.      QUESTIONS OF INTERPRETATION.

              This Agreement shall be governed by the laws of the State of California. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         34.      NOTICES.

              Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Company for this purpose shall be 50 Fremont Street, San Francisco,

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California 94105 and that the address of the T/A for this purpose shall be 50
Beale Street, San Francisco, California 94105.

         35.      BINDING EFFECT.

              Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

         36.      COUNTERPARTS.

              This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         37.      RESOLUTION OF DISPUTES.

              It is the intention of the parties to the extent possible to resolve disputes without recourse to the judicial system. The parties agree that as a condition precedent to the filing of any claim the parties and their attorneys must confer in person at least twice in San Francisco, California, in an effort to resolve or narrow any dispute. Such conferences must be held within one month of receipt of notice of a dispute. Should such efforts not be successful, any dispute between the parties shall be heard by the American Arbitration Association at its offices in San Francisco, California. The parties consent to the jurisdiction over them of the American Arbitration Association. The fees and expenses, including actual attorneys' fees, of the prevailing party shall be paid by the non-prevailing party.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                FREMONT MUTUAL FUNDS, INC.

                                By:___________________________

                                Its:

                                FREMONT INVESTMENT ADVISORS, INC.

                                By:___________________________

                                Its:

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                                                                    SCHEDULE A

                                 COMPENSATION

As Transfer, Dividend Disbursing and
Shareholder Service Agent:

Fremont Global Fund:                              payable monthly at
                                                  rate of $24/account
                                                  per year; subject to
                                                  minimum of $2,000 per month

Fremont Growth Fund:                              payable monthly at
                                                  rate of $24/account
                                                  per year; subject to
                                                  minimum of $2,000 per month

Fremont California Intermediate                   payable monthly at
  Tax-Free Fund:                                  rate of $27/account

                                                  per year; subject to
                                                  minimum of $2,000 per month

Fremont Money Market Fund:                        payable monthly at
                                                  rate of $27/account
                                                  per year; subject to
                                                  minimum of $2,000 per month

Fremont Bond Fund:                                payable monthly at
                                                  rate of $27/account
                                                  per year; subject to
                                                  minimum of $2,000 per month

Fremont International Growth Fund:                payable monthly at
                                                  rate of $24/account
                                                  per year; subject to
                                                  minimum of $2,000 per month

                                                             - 16 -


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Fremont U.S. Micro-Cap Fund:                      payable monthly at
                                                  rate of $24/account
                                                  per year; subject to
                                                  minimum of $2,000 per month

Fremont International Small Cap Fund:             payable monthly at
                                                  rate of $24/account
                                                  per year; subject to
                                                  minimum of $2,000 per month

Fremont Emerging Markets Fund:                    payable monthly at
                                                  rate of $24/account
                                                  per year; subject to
                                                  minimum of $2,000 per month

                                                             - 17 -